NOTHING CONTAINED  IN THIS AGREEMENT IS  INTENDED TO ALTER  THE
   AT-WILL  EMPLOYMENT  RELATIONSHIP   BETWEEN  OPTIONEE  AND  THE
   COMPANY.      EITHER  PARTY   MAY   TERMINATE   THE  EMPLOYMENT
   RELATIONSHIP AT ANY TIME, FOR ANY REASON, OR FOR NO REASON.

   THE OPTIONEE HEREIN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR FOR A DETERMINATION OF WHETHER THE OPTIONS GRANTED QUALIFY FOR TREATMENT UNDER SECTION 422 OF THE INTERNAL REVENUE CODE.


                      BALLARD MEDICAL PRODUCTS

                  INCENTIVE STOCK OPTION AGREEMENT

              (under 1994, 1993, 1992, 1991, and 1990
                    Incentive Stock Option Plans)


         THIS AGREEMENT (the "Agreement") is made effective
          , 19 , by and between BALLARD MEDICAL PRODUCTS, a corporation organized under the laws of the State of Utah (the
   "Company"), and                           , an  employee of the
   Company ("Optionee").

         WHEREAS, Optionee is an employee of the Company, and the Company desires to grant Optionee an option to purchase shares of the Company's common stock (the "Stock"), in accordance with one or more of five incentive stock option plans of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereafter set forth, it is agreed by and between the parties as follows:

          1.   GRANT OF OPTION.

               (a) The Company hereby grants to Optionee the right and option (the "Option") to purchase upon and subject to the terms and conditions of the Applicable Plan or Plans, incorporated in full herein by reference, all or part of the following shares of stock at a purchase price of $ per share (the "Option Price"), in the manner and subject to the conditions set forth herein:

                                           Continued
    Option to                 Applicable   Employment
    Purchase                  Plan         Required For

            Shares    under   19    Plan          Years

            Shares    under   19    Plan          Years

            Shares    under   19    Plan          Years

               (b) The effective date of this grant by the applicable Stock Option Committee of the Board of Directors is the same as the effective date of this Agreement first shown above.

               (c) For all purposes of this Agreement, the term "Applicable Plan" shall mean the incentive stock option plan or plans under which Optionee is being granted an option to purchase Stock, as identified in subparagraph (a) above.

               (d) The Option Price is not less than one hundred percent (100%) of the fair market value of such stock as of the date of action of the Stock Option Committee granting this Option.

          2. TIME OF EXERCISE OF OPTION. Subject to the provisions set forth hereinafter, this Option may be exercised, in whole or in part, at any time after Optionee satisfies the condition of paragraph 3 below.

          3. CONTINUED EMPLOYMENT. This Option may not be exercised in whole or in part unless Optionee continues to serve as an employee of the Company for at least the period shown in paragraph 1(a) above. However, the occurrence of either of the following events will cause all of an optionees options to become immediately and fully exercisable, notwithstanding the above requirement:

               (a)   The death of the optionee; or

               (b) The occurrence of a Business Combination which is not approved by a two-thirds vote of the Continuing Directors.

         For purposes of this paragraph, the following definitions apply:

               (c)   "Acquiring Person" shall mean any individual,
   corporation (other than this corporation or any of its subsidiaries), partnership, other person or entity which, together with its affiliates and associates (as defined in the Exchange Act or the Rules thereunder, as amended), and together with any other individual, corporation (other than the Company or any of its subsidiaries), partnership, person or entity with which it or they have any agreement, arrangement, or understanding with respect to acquiring, holding, voting, or disposing of the Company's stock, beneficially owns (within the meaning of the Exchange Act or the Rules) in the aggregate 10% or more of the outstanding Voting Stock of the Company. "Acquiring Person" shall also include any assignee of, or person or entity which has succeeded to any shares of the Company's stock which were at any time prior to the date of assignment or succession beneficially owned by, a 10% Voting Stock owner, or an affiliate or associate of a 10% Voting Stock owner, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the
   Securities Act of 1933, as amended. A person or entity, its affiliates and associates, assignees and successors, and all such other persons or entities with whom they have any such agreement, arrangement, or understanding shall be deemed a single Acquiring Person for purposes of this paragraph. Also for purposes of this paragraph, the Continuing Directors shall by majority vote have the power to determine, on the basis of information known to the Board, if and when there is an Acquiring Person. Any such determination shall be conclusive and binding for all purposes of this paragraph, provided such determination is reasonable and made in accordance with applicable law.

               (d)   "Business Combination" shall mean:

                    (i) any merger, consolidation, or share exchange of the Company or a subsidiary of the Company with or into an Acquiring Person;

                   (ii) any purchase for cash and/or securities by an Acquiring Person of 20% or more of the Company's outstanding shares of Voting Stock (including the purchase(s) which cause(s) the purchaser to become an Acquiring Person hereunder);

                  (iii) any sale, lease, exchange, transfer or other disposition (including without limitation, a mortgage or other security device) in a single transaction or related series of transactions, of all or any Substantial Part (as hereinafter defined) of the assets either of the Company (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Company to or with an Acquiring Person;

                   (iv)    any  merger  or   consolidation  of  an
   Acquiring Person with or into the Company or a subsidiary of the Company;

                    (v) any sale, lease, exchange, transfer or other disposition (including without limitation, a mortgage or other security device) in a single transaction or related series of transactions, of all or any Substantial Part of the assets of an Acquiring Person to the Company or a subsidiary of the Company;

                   (vi)    the  issuance   or  transfer   of   any
   securities of the Company or a subsidiary of the Company to an Acquiring Person;

                  (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed, directly or indirectly, by or on behalf of, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with an Acquiring Person;

                 (viii) any merger or consolidation of the Company with a subsidiary of the Company proposed by or on behalf of an Acquiring Person;

                   (ix) any reclassification of securities (including without limitation, any stock split, stock dividend, or other distribution of stock in respect of stock, or any reverse stock split), or recapitalization of the Company or any merger or consolidation of the Company with any subsidiary of the Company, or any other transaction (whether or not with or into, or otherwise involving the Acquiring Person), proposed by, on behalf of, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with the Acquiring Person or any affiliate or associate of the Acquiring Person which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of stock of the Company or any subsidiary of the Company which is directly or indirectly owned by the Acquiring Person, except as a result of immaterial fractional share adjustments;

                    (x)    any   agreement,  contract,   or  other
   arrangement providing for any of the transactions described in this definition of Business Combination; and

                   (xi)    any other transaction with an Acquiring
   Person   which   requires   the  approval   of   the  Company's
   stockholders under the Utah Revised Business Company Act.

         A person who is an Acquiring Person as of:

                  (xii)    the   time  any   definitive  agreement
   relating to a Business Combination is entered into;

                 (xiii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination; or

                  (xiv) immediately prior to the consummation of a Business Combination,

   shall be an Acquiring Person for purposes of this definition.

               (e) "Continuing Director" shall mean any director of the Company who was a director prior to the time the Acquiring Person became such, and any other director whose election or appointment as a director was recommended or approved by a majority vote of the Continuing Directors. A majority or two-thirds vote of the Continuing Directors shall mean, respectively, a vote of the majority of the Continuing Directors, a vote of or two-thirds of the Continuing Directors, then in office, provided that at least two Continuing Directors are then in office and participate in such vote.

               (f)  "Exchange  Act"  shall  mean   the  Securities
   Exchange Act of 1934.

               (g) "Substantial Part" shall mean an amount of assets having an aggregate fair market value of at least $500,000.

               (h) "Voting Stock" shall mean Common Stock and all other securities of the Company entitled to vote generally for the election of directors.

          4. TERMINATION OF OPTION. Notwithstanding contrary provisions of this Agreement, the Option and any part thereof, to the extent not theretofore exercised, will terminate upon the first to occur of the following dates:

               (a)  The expiration  of three (3) months  after the
   date on which Optionee's employment by the Company is terminated (except if such termination is by reason of permanent and total disability);

               (b) The expiration of twelve (12) months after the date on which Optionee's employment by the Company is terminated, if such termination is by reason of Optionee's permanent and total disability; or

               (c) The expiration of seven (7) years from the date hereof.

         For purposes of this Agreement, the term "permanent and total disability" shall mean that Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

          5. METHOD OF EXERCISE. This Option will be exercised by written notice ("Notice") by Optionee directed to the Company's secretary at the Company's principal place of business stating the number of shares with respect to which this Option is being exercised. Such Notice will be accompanied by cash or a certified check in payment of the Option Price for the number of shares specified. The Company shall notify the transfer agent to make immediate delivery of such shares. However, if any law or regulation requires the Company to take any action with respect to the shares specified in such Notice before the issuance thereof, the delivery date of such shares may be extended for the period necessary to take such action.

         In lieu of paying cash, Optionee may direct that specified shares of the Company's stock already owned by Optionee be used in complete or partial payment of the purchase price of the shares of Stock so purchased. In this event, the stock certificates of those shares to be used as payment must accompany the Notice. The Company will in good faith determine the fair market value of the shares used as payment as of the date of the receipt of the Notice. The Company will cancel the stock certificates of such shares submitted and reissue certificates for any remaining shares not needed to complete the purchase.

         In any exercise of any part of this Option, unless Optionee directs otherwise in Optionee's Notice to the Company, the Option Price of any shares purchased will be paid in the following order:

               (a) First, from cash sent from Optionee to the Company with the Notice.

               (b) Second, from the exchange and redemption of shares of stock owned by Optionee, the certificate(s) for which shares are submitted along with the Notice.

         Only whole shares of stock will be used as any part of payment of the Option Price for purposes of this paragraph. If Optionee's check for cash accompanies the Notice, only enough cash will be applied to the Option Price to allow whole shares of Stock to be redeemed. If no check accompanies the Notice, enough of Optionee's other shares will be redeemed to completely pay the Option Price, and any remaining fractional shares will be redeemed by the Company for cash. Such cash will be sent to Optionee in the form of the Company's check along with the certificate(s) for the shares of Stock purchased and any certificate(s) for Shares not needed to pay the purchase price.

          6.   MINIMUM SHARES PURCHASED.

               (a) No fewer than one hundred (100) shares may be purchased at one time unless the number purchased is the total number which may be purchased at said time under the Option.

               (b) No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

          7.   RECLASSIFICATION.   If  this Option  is outstanding
   when the total number of issued shares of the Stock is increased or decreased by any:

               (a)   change in par value,

               (b)   split up,

               (c)   reclassification, or

               (d)   distribution of a dividend payable in stock,

   then the number of shares subject to this Option and the Option Price per share shall be proportionately adjusted.

          8. RIGHTS PRIOR TO EXERCISE OF OPTION. This Option is non-transferable by Optionee, other than by will or the laws of descent and distribution in the event of Optionee's death. During Optionee's lifetime, this Option is exercisable only by Optionee or Optionee's guardian or legal representative. Optionee has no rights as a shareholder with respect to the Option shares until payment of the Option Price and delivery to Optionee of such shares as herein provided.

          9. RESTRICTION ON DISPOSITION OF STOCK. All shares acquired by Optionee pursuant to this Agreement are subject to any restrictions on sale, encumbrance, or other disposition now or hereafter contained in the Company's Bylaws or Articles of Incorporation.

         Optionee understands and acknowledges that if Optionee disposes of the shares of Stock acquired by Optionee pursuant to this Agreement within two (2) years from the date of this Option or within one (1) year after the transfer of such shares to Optionee, then this Option may not qualify as an Incentive Stock Option and all of the income realized by Optionee may constitute ordinary income.

          10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          11.  STOCK RESERVE.

               (a) The Company shall, at all times during the term of this Agreement, reserve and keep available sufficient Stock to satisfy the requirements of this Agreement.

               (b) The Company will pay all fees and expenses necessarily incurred by the Company in connection with the exercise of the Option.

               (c) Notwithstanding paragraph 11(b), Optionee will pay all brokerage fees incurred by Optionee in the use of any of the Company's stock as payment for the exercise of this Option.

          12. RESERVATION OF RIGHT TO TERMINATE EMPLOYMENT. NOTHING CONTAINED IN THIS AGREEMENT RESTRICTS THE RIGHT OF THE COMPANY TO TERMINATE THE EMPLOYMENT OF OPTIONEE AT ANY TIME WITH OR WITHOUT CAUSE, OR TO REDUCE OPTIONEE'S COMPENSATION AT ANY TIME.

          13. PARTIES BOUND BY PLAN. Each determination, interpretation, or other action taken by the Board of Directors or the applicable Stock Option Committee pursuant to the provisions of the Plan is final, binding, and conclusive for all purposes of the Company and Optionee and their respective successors in interest.

          14. CONDITIONAL EXERCISE. If at any time the Board of Directors of the Company determines that listing, additional registration, or qualification of the shares of Stock upon any securities exchange, or under any state or federal law is necessary or desirable, this Option may not be exercised unless and until such listing, registration, or qualification of the shares has been effected upon conditions acceptable to the Board of Directors of the Company.

          15. INTERPRETATION OF PLAN. Options granted pursuant to the Plan are intended to be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and the Applicable Plan and this Agreement shall be construed to implement that interest. If all or any part of this Option shall not be deemed an "Incentive Stock Option" within the meaning of Section 422 of the Code, the Option shall nevertheless be valid and carried into effect.

          16.  GOVERNING LAW.   This Agreement shall  be construed
   in accordance with and governed by the laws of the State of Utah.

          17. PLACE OF SUIT. Any action at law, suit in equity or judicial proceeding for the enforcement of this contract or any provision thereof shall be instituted only in state or federal courts located in Salt Lake City, Utah. Optionee hereby submits to the jurisdiction of such courts.

          18. SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                 BALLARD MEDICAL PRODUCTS

                                 By:  Dale H. Ballard


                                 Optionee:

                                 (Signature)

                                 (Print name and address)